SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                     FORM 8K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported) May 28, 1999




                  LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP
               (Exact name of registrant as specified in charter)



Massachusetts                       0-13520               04-2828131
(State or other                  (Commission file         (IRS employer
jurisdiction of                     number)               identification no.)
incorporation)



100 Second Avenue,  Needham, MA                         02494
(Address of principal executive offices)             (Zip code)



Registrant's telephone number, including area code: (781) 444-5251




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Item 2.  Acquisition or Disposition of Assets.

         On May 28, 1999, the Registrant sold its 98% interest as a limited partner (the "Partnership Interest") in Fiddlers Creek Apartments ("Fiddlers") to a limited liability company (the "Purchaser") organized by Billy P. Shadrick and Donald R. Shamblin (collectively, the "Principals"). Mr. Shadrick is the principal owner of Housing Management, Inc., the company which had been engaged by Fiddlers to manage its apartment complex (the "Manager"). Mr. Shadrick is also the local general partner of Glendale Manor Apartments ("Glendale"), Surry Manor, Ltd. ("Surry"), Oxford Homes for the Elderly, Ltd. ("Oxford"), Williamston Homes for the Elderly, Ltd. ("Williamston") and Fuquay-Varina Homes for the Elderly, Ltd. ("Fuquay-Varina"). The Registrant holds 98% limited partnership interests in each of Glendale, Surry, Oxford, Williamston and Fuquay-Varina. The Manager also manages the apartment complexes owned by Glendale, Surry, Oxford, Williamston and Fuquay-Varina.

        In consideration for the sale of the Partnership Interest, the Registrant received a net cash purchase price of $483,451.24. In connection with the sale, the Purchaser purchased from the present holders the Purchase Money Notes (the "Notes") issued by the Registrant in connection with its acquisition of the Partnership Interest and released the Registrant from all liabilities in connection with the Notes. The consideration received by the Registrant was determined through arms' length negotiation between the Registrant and the Principals.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

 (b) Pro Forma Financial Information.

        The registrant intends to file any pro forma financial information required pursuant to Article 11 of Regulation S-X on or before August 11, 1999.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP

                                   By:   TNG Properties Inc.
                                         Managing General Partner



                                   By:   /s/ Wilma R. Brooks
                                         Wilma R. Brooks
                                         Chief Financial Officer
Date: June 14, 1999


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